Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109185 on Form S-8 of our report dated June 28, 2012, relating to the financial statements and supplemental schedule of Microsoft Operations Puerto Rico, LLC 1165(e) Savings Plan appearing in this Annual Report on Form 11-K of Microsoft Operations Puerto Rico, LLC 1165(e) Savings Plan for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

San Juan, Puerto Rico

June 28, 2012